UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

JOINT CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2008

Rockwood Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Rockwood Specialties Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-109686	52-2277390
(Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Overlook Center
Princeton, New Jersey 08540
(Address of registrant’s principal executive office)

(609) 514-0300
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.              Entry into a Material Definitive Agreement.

                On May 21, 2008, Rockwood Holdings, Inc. (“RHI”), Rockwood Specialties Group, Inc. (“RSGI”, RSGI together with RHI referred to as “Rockwood”), Kemira Oyj (“Kemira”) and certain affiliates of each entered into a Shareholders’ and Joint Venture Agreement, a Share and Asset Purchase and Transfer Agreement and a Master Agreement pursuant to which Rockwood will combine its titanium dioxide pigments and functional additives business (the “Rockwood Business”) with Kemira’s titanium dioxide business (the “Kemira Business”). The Rockwood Business includes its production facilities in Duisburg, Germany and the Kemira Business includes Kemira’s titanium dioxide plant in Pori, Finland. The joint venture will purchase the Rockwood Business and the Kemira Business and will finance the venture with a €300 million Euro term loan and a €30 million revolving loan. The joint venture will be 61 percent owned by Rockwood and 39 percent owned by Kemira.

                The closing of the transaction is expected to occur in the third quarter of 2008, subject to regulatory approval. A copy of the press release announcing the transaction is furnished as Exhibit 99.1.

Item 9.01                                             Financial Statements and Exhibits.

                                                (d)                                 Exhibits.

Exhibit No.	Description

99.1	Press Release dated May 21, 2008.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rockwood Holdings, Inc.

		By:	/s/ MICHAEL W. VALENTE
			Name:	Michael W. Valente
			Title:	Assistant Secretary

Rockwood Specialties Group, Inc.

		By:	/s/ MICHAEL W. VALENTE
			Name:	Michael W. Valente
			Title:	Assistant Secretary

Dated:	May 28, 2008